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                                                                      EXHIBIT 21

                      SUBSIDIARIES AS OF DECEMBER 31, 1998

                       DIME BANCORP, INC.'S SUBSIDIARIES

Dime Capital Trust I                            The Dime Savings Bank of New York, FSB
Dime Capital Trust II                           NAMIS Insurance Agency, Inc.
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                         DIME SAVINGS BANK SUBSIDIARIES

Accord Agency, Inc.
Accord Realty Management Corporation
Acorn Properties Inc.
Anchor Properties of New Jersey, Inc.
Anchor Property Corp.
Anchor Systems Corp.(1)
ASB Agency, Inc.
69-30 Austin Holding Corp.
Beech Real Estate Management Inc.
BFED I Corp.
BFS Financial Corporation(2)
555 Biltmore, Inc.(3)
200 Boston Post Inc.(4)
Capitol View Inc.(5)
Cedar Real Estate Management Corp.
426 Central Inc.(6)
The Chelsea Accord Corporation
Colonial Bristol Inc.
The Dalton Accord Corporation(7)
DFI Property I L.L.C
The Dime Agency, Inc.
Dime Capital Partners, Inc.
Dime Commercial Corp.
Dime CRE, Inc.
Dime Florida Consolidation Corp.(8)
Dime Funding, Inc. (in dissolution)
Dime Mortgage of New Jersey, Inc.(9)
Dime NJ Agency, Inc.(10)
Dime Securities, Inc.(11)
DNJ Agency, Inc.
Dogwood Real Estate Corp.
The E-F Battery Accord Corporation
Fairfield Financial Holdings Inc.
Fameslinc, Inc.(12)
Fayette Properties Inc.
Fayette Properties of New Jersey, Inc.
F.C. Ltd.
Fir Real Estate Corp.
Garden Management Co., Inc.
Granny Road Land Corp.
Harmony Agency, Inc.(13)
Hemlock Real Estate Management Corp.
Heritage Community Service Corp.
IC Capital Co., Inc.(14)
IMCO Capital Co., Inc.
Inservco, Inc.
Lakeview Land Corp.(15)
Lawrence Avenue Corp.(16)
Lincoln Barry Gardens Acquisition Corp.
Lincoln Realty Capital, Inc.(17)
Lincoln RRE Corporation
Lincoln Tudor Court Acquisition Corp.
Lincoln Ventures Group Ltd.
Maple Real Property Management Inc.
Medford Associates, Inc.
Mid Country Inc.(18)
The Mount Kisco Accord Corporation
NAMCO Asset Management Inc.(19)
NAMCO Securities Corp.
NAMIS Insurance Agency of Massachusetts, Inc.
NAMIS Insurance Services of Kentucky, Inc.
NAMIS Insurance Services of Nevada, Inc.
NAMIS Insurance Services of Texas, Inc.(20)
78 New Linc Corporation(21)
Nickel Purchasing Company, Inc.
North American Insurance Agency of Ohio, Inc.
North American Mortgage Company(R)
North American Mortgage Insurance   Services(22)
Northeast Appraisals, Inc.
Northshore Consolidation Corp.(23)
Nutmeg Real Estate Corp.
Oak Real Estate Corp.
847218 Ontario Limited
847219 Ontario Limited
847220 Ontario Limited
847221 Ontario Limited
Panther Lane Inc.
Pelham Venture Inc.
620-622 Pelhamdale Avenue Owners Corporation
Pembroke And Livingston, Inc.
Pine Real Estate Management Corp.
Plainview Inn, Inc.
Reservoir Avenue Management, Inc.

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65 Roosevelt Inc.(24)
The Seventh Avenue Accord Corporation
299 Shore Lee Corp.
The Sixth Avenue Accord Corporation
Sky Resort, Inc.
Somerset Consolidation Corporation
Sonoma Conveyancing Corporation
Standard of Georgia Insurance Agency, Inc.
Uniondale Holdings Inc.
Vanderventer Corp.
Vintage Reinsurance Company
Waccaboro Corp.
Wappingers Falls Development Corp.
Windy Ridge Corp.
Yellowstone Venture, Inc.

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 (1) Formerly known as Suburban Coastal Systems Corporation
     f/k/a Coastal Computer Services, Inc.

 (2) Formerly known as BFS Finance Corp.

 (3) Formerly known as Alhambra Circle, Inc.

 (4) Formerly known as 1101 Kennedy, Inc.

 (5) Formerly known as 1804 Plaza Corp.
     f/k/a Prince Farms Development Corp.
     f/k/a Pearl Plaza Inc.
     f/k/a Park Lane South Corp.

 (6) Formerly known as South Munn Inc.
     f/k/a 952 W. Third St. Corp.
     f/k/a MacArthur Inc.

 (7) Formerly known as The Sutton East Accord Corporation

 (8) Formerly known as Dime Mortgage Company, Inc.
     f/k/a The Dime Real Estate Services, Inc.

 (9) Formerly known as Dime of New Jersey, Inc.

(10) Formerly known as ASB/NJ Agency Inc.
     f/k/a Suburban Coastal Insurance Services, Inc.
     f/k/a Coastal Insurance Services, Inc.

(11) Formerly known as Dime Securities of New York, Inc.
     f/k/a TDA Securities Inc.

(12) Formerly known as 3489 Broadlinc, Inc.

(13) Formerly known as Allrisk Agency, Inc.

(14) Formerly known as Integrated Capital Co., Inc.

(15) Formerly known as 685 Parker Street Inc.

(16) Formerly known as 220 Central Avenue Corp.
     f/k/a Hicks Street, Inc.

(17) Formerly known as Accord Properties, Inc.

(18) Formerly known as 445 Cedarhurst, Inc.

(19) Formerly known as John Street Service Corp.

(20) Formerly known as North American Mortgage Insurance Services, Inc.

(21) Formerly known as 78 New Linc Corp.

(22) Formerly known as Sonoma Insurance Agency f/k/a IMCO Insurance Services f/k/a Sonoma Insurance Agency

(23) Formerly known as Dime Consolidation Company, Inc.

(24) Formerly known as Nifty Corp.

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